EXHIBIT 99.3

UNAUDITED PROFORMA FINANCIAL INFORMATION

On April 1, 2014, the Company acquired all of the outstanding membership interests of Pharmacy Creations, LLC (“Pharmacy Creations” or “PC”) from J. Scott Karolchyk and Bernard Covalesky (the “Sellers”, and such transaction, the “PC Acquisition”). The acquisition of Pharmacy Creations, a compounding pharmacy located in Randolph, New Jersey, permits the Company to make and distribute its patent-pending proprietary drug formulations and other novel pharmaceutical solutions.

At the closing of the PC Acquisition, the Company paid to the Sellers an aggregate cash purchase price of $600,000. In addition, the Sellers are entitled to receive additional contingent consideration upon the satisfaction of certain conditions:

●	A contingent cash payment of $50,000, payable if Pharmacy Creations earns revenue of over $3,500,000 for the 12 month period ending March 31, 2015.

●	A contingent stock payment of up to an aggregate of 215,190 shares of our common stock, issuable only if the following revenue milestones are met:

●	if Pharmacy Creations earns revenue of over $7,500,000 during the 12 month period ending March 31, 2016, all 215,190 shares;

●	if Pharmacy Creations earns revenue of between $3,500,000 and $7,500,000 during the 12 month period ending March 31, 2016, an aggregate of that number of shares of our common stock equal to the amount that such revenue exceeds $3,500,000 divided by 18.5882, rounded down to the lower whole number (not to exceed 215,190 shares).

The total fair value of consideration to be transferred for the acquisition is $1,114,622, consisting of the $600,000 payment in cash and contingent earn-out payments described above with a deemed value of $514,622, with contingent payments extending over a period of twenty four months following the PC Acquisition.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2014 includes the unaudited historical balance sheet of Imprimis Pharmaceuticals, Inc. as of March 31, 2014 and the unaudited historical balance sheet of Pharmacy Creations as of March 31, 2014. The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 includes the unaudited historical statement of operations of Imprimis Pharmaceuticals, Inc. and unaudited historical statement of income of Pharmacy Creations for the three months ended March 31, 2014. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines the audited historical consolidated statement of operations of Imprimis Pharmaceuticals, Inc. for the year ended December 31, 2013 and the audited historical statement of income of Pharmacy Creations for the year ended December 31, 2013, giving effect to the acquisition as if it had been consummated at the beginning of the period presented.

The pro forma statements of operations do not reflect any future operating efficiencies and cost savings resulting from the transaction. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and related notes of Imprimis Pharmaceuticals, Inc. which are incorporated by reference into this Form 8-K/A and the audited historical financial statements and related notes of Pharmacy Creations, which are included as an exhibit in this Form 8-K/A.

The unaudited pro forma condensed combined financial information excludes costs associated with the integration and consolidation of the companies.

IMPRIMIS PHARMACEUTICALS, INC. & PHARMACY CREATIONS, LLC

PRO FORMA CONDENSED COMBINED - BALANCE SHEETS

as of March 31, 2014

(Unaudited)

	Imprimis	Pharmacy	Pro Forma
	Pharmaceuticals, Inc.	Creations, LLC	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$14,201,144	$4,982	$(600,000)	(a)	$13,606,126
Restricted short-term investment	50,127	-	-		50,127
Accounts receivable, net	1,410	58,420	-		59,830
Due from Pharmacy Creations, LLC	41,356	-	(41,356)	(b)	-
Prepaid expenses and other current assets	123,664	30,256	-		153,920
Inventory	-	213,190	-		213,190
Total current assets	14,417,701	306,848	(641,356)		14,083,193
Intangible assets	-	-	659,000	(c)	659,000
Goodwill	-	-	331,621	(d)	331,621
Furniture and equipment, net	34,230	44,510	-		78,740
TOTAL ASSETS	$14,451,931	$351,358	$349,265		$15,152,554
LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$457,105	$120,049	$-		$577,154
Accrued payroll and related liabilities	198,362	35,476	-		233,838
Customer deposits	-	12,316	-		12,316
Due to Imprimis Pharmaceuticals, Inc.	-	41,356	(41,356)	(b)	-
Current portion of capital lease obligation	-	6,360	-		6,360
Total current liabilities	655,467	215,557	(41,356)		829,668
Contingent acquisition obligations	-	-	514,622	(e)	514,622
Capital lease obligation, net of current portion	-	11,800	-		11,800
TOTAL LIABILITIES	655,467	227,357	473,266		1,356,090

TOTAL OWNERS’ EQUITY	13,796,464	124,001	(124,001)	(f)	13,796,464
TOTAL LIABILITIES AND OWNERS’ EQUITY	$14,451,931	$351,358	$349,265		$15,152,554

See accompany notes to unaudited pro forma condensed combined financial statements

IMPRIMIS PHARMACEUTICALS, INC. & PHARMACY CREATIONS, LLC

PRO FORMA CONDENSED COMBINED - STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2014

(Unaudited)

	Imprimis	Pharmacy	Pro Forma
	Pharmaceuticals, Inc.	Creations, LLC	Adjustments		Combined
License revenues	$1,410	$-	$-		$1,410
Pharmacy sales, net	-	622,435	-		622,435
Cost of sales	-	(412,508)	-		(412,508)
Gross profit	1,410	209,927	-		211,337
Operating Expenses:
Selling, general and administrative	2,276,730	119,282	17,433	(g)	2,413,445
Research and development	60,152	-	-		60,152
Total operating expenses	2,336,882	119,282	17,433		2,473,597
Income (loss) from operations	(2,335,472)	90,645	(17,433)		(2,262,260)
Other income (expense):
Interest expense	-	(1,841)	-		(1,841)
Interest income	10,309	-	-		10,309
Total other income (expense), net	10,309	(1,841)	-		8,468
Net income (loss)	$(2,325,163)	$88,804	$(17,433)		$(2,253,792)
Net loss per share of common stock, basic and diluted	$(0.26)				$(0.25)
Weighted average number of shares of common stock outstanding, basic and diluted	9,010,602				9,130,611

See accompany notes to unaudited pro forma condensed combined financial statements

IMPRIMIS PHARMACEUTICALS, INC. & PHARMACY CREATIONS, LLC

PRO FORMA CONDENSED COMBINED - STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(Unaudited)

	Imprimis	Pharmacy	Pro Forma
	Pharmaceuticals, Inc.	Creations, LLC	Adjustments		Combined
License revenues	$10,000	$-	$-		$10,000
Pharmacy sales, net	-	2,856,575	-		2,856,575
Cost of sales	-	(1,798,908)	-		(1,798,908)
Gross profit	10,000	1,057,667	-		1,067,667
Operating Expenses:
Selling, general and administrative	6,080,797	427,507	60,733	(g)	6,569,037
Research and development	1,616,082	-	-		1,616,082
Total operating expenses	7,696,879	427,507	60,733		8,185,119
Income (loss) from operations	(7,686,879)	630,160	(60,733)		(7,117,452)
Other income (expense):
Interest expense	-	(3,963)	-		(3,963)
Interest income	43,755	-	-		43,755
Total other income (expense), net	43,755	(3,963)	-		39,792
Net income (loss)	$(7,643,124)	$626,197	$(60,733)		$(7,077,660)
Net loss per share of common stock, basic and diluted	$(0.88)				$(0.81)
Weighted average number of shares of common stock outstanding, basic and diluted	8,656,822				8,776,831

See accompany notes to unaudited pro forma condensed combined financial statements

IMPRIMIS PHARMACEUTICALS, INC. & PHARMACY CREATIONS, LLC

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2014 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013, are based on Imprimis Pharmaceuticals, Inc.’s (the “Company”) unaudited historical financial statements as of and for the three months ended March 31, 2014, historical audited financial statements for the year ended December 31, 2013, and the unaudited historical financial statements of Pharmacy Creations, LLC (“PC”) as of and for the three months ended March 31, 2014 and historical audited financial statements for the year ended December 31, 2013, after giving effect to the Company’s acquisition of PC on April 1, 2014 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company is required to recognize the assets acquired and, liabilities assumed, measured at their fair values as of the acquisition date. Significant assumptions and estimates have been made in determining the purchase price and the allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the purchase price measurement period as the Company finalizes the valuations of the net tangible assets, intangible assets and contingent consideration. These changes could result in material variances between its future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet and statements of operations as of and for the three months ended March 31, 2014, and for the year ended December 31, 2013 is presented as if the PC acquisition occurred at the beginning of the periods presented.

NOTE 2. PURCHASE PRICE ALLOCATION

On April 1, 2014, the Company acquired all of the outstanding membership interests of PC (the “PC Acquisition”) from J. Scott Karolchyk and Bernard Covalesky (the “Sellers”), such that PC became a wholly-owned subsidiary of the Company. The acquisition of PC permits the Company to make and distribute its patent-pending proprietary drug formulations and other novel pharmaceutical solutions.

The estimated acquisition date fair value of consideration transferred, assets acquired and liabilities assumed for PC are presented below and represent the Company’s best estimates.

Preliminary Fair Value of Consideration Transferred

At the closing of the PC Acquisition, the Company paid to the Sellers an aggregate cash purchase price of $600,000. In addition, the Sellers are entitled to receive additional contingent consideration upon the satisfaction of certain conditions:

●	A contingent cash payment of $50,000, payable if PC earns revenue of over $3,500,000 for the 12 month period ending March 31, 2015.

●	A contingent stock payment of up to an aggregate of 215,190 shares of the Company’s common stock, issuable only if the following revenue milestones are met:

●	if the Company earns revenue of over $7,500,000 during the 12 month period ending March 31, 2016, all 215,190 shares;

●	if the Company earns revenue of between $3,500,000 and $7,500,000 during the 12 month period ending March 31, 2016, an aggregate of that number of shares of Imprimis common stock equal to the amount that such revenue exceeds $3,500,000 divided by 18.5882, rounded down to the lower whole number (not to exceed 215,190 shares).

Management estimates that earnout payments will be made, however, it has applied a discount rate to represent the risk of these not occurring in determining the fair value. The total acquisition date fair value of the consideration to be transferred is estimated at approximately $1.1 million. The total acquisition date fair value of consideration transferred is estimated as follows:

Cash payment to sellers at closing	$600,000
Contingent common stock issuance to the Sellers	483,156
Contingent cash consideration to the Sellers	31,466
Total acquisition date fair value	$1,114,622

A liability will be recognized for an estimate of the acquisition date fair value of the future contingent common stock and cash payments.

Preliminary Allocation of Consideration Transferred

The identifiable assets acquired and liabilities assumed were recognized and measured as of the acquisition date based on their estimated fair values as of April 1, 2014, the acquisition date. The excess of the acquisition date fair value of consideration transferred over estimated fair value of the net tangible assets and intangible assets acquired was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Cash and cash equivalents	$4,982
Accounts receivable	58,420
Prepaid expenses and other assets	30,256
Inventory	213,190
Property and equipment	44,510
Intangible assets	659,000
Total identifiable assets acquired	1,010,358

Accounts payable and accrued liabilities	120,049
Other liabilities	107,308
Total liabilities assumed	227,357
Goodwill	331,621

Net assets acquired	$1,114,622

Intangible Assets

In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of the acquired assets, analyses of historical financial performance and estimates of future performance of PC sales. The fair values of the identified intangible assets related to the customer relationships, trade name, non-compete clause, and pharmacy licenses. Customer relationships, and non-compete clauses were calculated using the income approach. Trade name and pharmacy licenses were calculated using the cost approach. The following table sets forth the components of identified intangible assets associated with the PC acquisition and their estimated useful lives.

	Fair Value	Useful Life
Customer relationships	$596,000	15 years
Trade Name	5,000	5 years
Non-compete	50,000	2 years
Licenses	8,000	2 years
	$659,000

The Company determined the useful lives of intangible assets based on the expected future cash flows associated with the respective asset. Patents are related to the design and development of PC’s formulations and this proprietary know-how can be leveraged to develop new technology and formulations and improve their existing formulations. Trade names represent the fair value of the brand and name recognition associated with the marketing of PC’s formulations and services. Customer relationships represent the expected benefit from future contracts which, at the date of acquisition, were reasonably anticipated to continue given the history and operating practices of PC.

Goodwill

Of the total estimated purchase price, approximately $331,621 was allocated to goodwill. Goodwill represents the excess of the purchase price of the acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill resulting from the acquisition will be tested for impairment at least annually and more frequently if certain indicators are present. In the event the Company determines that the value of goodwill has become impaired, it will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. None of the goodwill is expected to be deductible for income tax purposes.

NOTE 3. PRO FORMA AND RECLASSIFICATION ADJUSTMENTS

Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to PC’s net tangible assets and intangible assets to a preliminary estimate of the fair values of those assets and to reflect the amortization expense related to the estimated amortizable intangible assets. Additionally, the Company reclassified certain of PC’s balances to conform to the Company’s financial statement presentation.

The following describes the pro forma adjustments related to the PC Acquisition made in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2014, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013, giving effect to the acquisition as if it had been consummated at the beginning of the periods presented:

(a)	To reflect the cash paid to the Sellers in connection with the PC Acquisition ($600,000).

(b)	To reflect the elimination of amounts owed by PC to the Company.

(c)	To reflect the fair value of identifiable intangible assets acquired.

(d)	To reflect the fair value of the goodwill based on the net assets acquired as if the PC Acquisition occurred on January 1 of the period presented.

(e)	To reflect the fair value of the contingent earn-out cash payments and common stock issuances potentially owed to the Sellers in connection with the PC Acquisition.

(f)	To reflect the elimination of PC’s members’ equity.

(g)	To reflect estimated amortization expense of identifiable intangible assets of $17,433 and $60,733, for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, as if the acquisition had occurred at the beginning of the periods presented.

The fair value adjustments made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the PC Acquisition and based on the Company’s final evaluation of PC’s assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income (loss) may differ from the pro forma amounts included herein. If the Company’s final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, the Company’s pro forma tangible and intangible assets and pro forma net income (loss) could be higher or lower. Goodwill represents the excess purchase price after all other intangibles have been identified, and, at this time, the Company has not completed its valuation analysis of intangible assets and will update these values in future filings.

The Company has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the acquisition), which would indicate that a liability as of the acquisition date is probable and the amount can be reasonably estimated, such items may be reflected in the acquisition accounting.

NOTE 4. PRO FORMA NET LOSS PER COMMON SHARE

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share assumes the issuance of an aggregate of 120,009 shares of common stock in connection with the acquisition of PC at the beginning of the periods presented.

The calculation of the basic weighted average number of common shares outstanding for the three months ended March 31, 2014 and for the year ended December 31, 2013 is as follows:

	March 31, 2014	December 31, 2013
Weighted average shares of common stock outstanding	9,010,602	8,656,822
Estimated common stock issuances potentially owed to the Sellers	120,009	120,009
Pro forma weighted average shares of common stock outstanding	9,130,611	8,776,831